Exhibit A

Joint Filing Agreement

The undersigned agree to jointly file a Schedule 13D/A relating to their beneficial ownership of the Common Stock, Par Value $0.66 2/3, of Golden Enterprises, Inc.

WHITE WINSTON SELECT ASSET FUND GF-14, LLC

By: White Winston Select Asset Funds, LLC Title: Manager

By: /s/ Todd M. Enright
Todd M. Enright
Partner

July 22, 2016

WHITE WINSTON SELECT ASSET FUNDS, LLC

By: /s/ Todd M. Enright
Todd M. Enright
Partner

July 22, 2016

Todd M. Enright

/s/ Todd M. Enright

July 22, 2016

Mark Blundell

/s/ Mark Blundell

July 22, 2016

Donald Feagan

/s/ Donald Feagan

July 22, 2016